Exhibit 23.3

CONSENT OF LOCAL COUNSEL

We hereby consent to the references to Richards, Layton & Finger P.A. in this Registration Statement on Form S-4 of New Comstock, Inc. under the headings “Legal Matters.”

/s/ Richards, Layton & Finger P.A.

Wilmington, Delaware

August 16, 2019